Exhibit 5.1

Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219-4413 T 412 562 8800 F 412 562 1041 www.bipc.com

August 4, 2025

Longeveron Inc.
1951 NW 7th Avenue, Suite 520
Miami, Florida 33136

Ladies and Gentlemen:

We have acted as counsel to Longeveron Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of (i) a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the related prospectus contained therein (the “Prospectus”). The Prospectus relates to the public offering of shares of Class A common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”) each accompanied by (a) a Series A warrant (“Series A Warrants”) to purchase one share of Common Stock (“Series A Warrant Share”) and (b) a Series B warrant (“Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase one share of Common Stock (“Series B Warrant Share” and together with the Series A Warrant Shares, the “Warrant Shares”). The Company is also offering to each purchaser, if any, whose purchase of Company Common Stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Common Stock immediately following the consummation of the offering, the opportunity, in lieu of purchasing Common Stock, to purchase pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”). Each Pre-Funded Warrant will be issued together with the same Warrants. For each Pre-Funded Warrant and accompanying Warrants purchased in the offering in lieu of Common Stock, the Company will reduce the number of Shares of Common Stock being sold in the offering by one. In addition, the Company will issue, pursuant to the engagement agreement dated as of June 11, 2025 (as amended, the “Placement Agent Agreement”) between the Company and H.C. Wainwright & Co., LLC, as placement agent (the “Placement Agent”), certain placement agent warrants to purchase shares of Common Stock (the “Placement Agent Warrants”). The shares of Common Stock issuable upon exercise of the Placement Agent Warrants are referenced as “Placement Agent Warrant Shares.” The Shares, the Warrants, the Warrant Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are collectively referred to herein as the “Securities.”

The Shares, the Warrants and the Pre-Funded Warrants are to be sold pursuant to a securities purchase agreement among the Company and the certain purchasers named therein (the “Purchase Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

We have reviewed copies of (i) the Registration Statement and Prospectus; (ii) the Company’s Bylaws; (iii) the Company’s Certificate of Incorporation, as amended; (iv) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors authorizing the registration and issuance of the Securities, and other related matters. We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Company. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. We have assumed that the Company will continue to be presently subsisting in good standing and will continue to have the requisite legal status and legal capacity under the laws of the State of Delaware, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Registration Statement and Prospectus.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued against payment therefor pursuant to the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable; (ii) the Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iii) the Pre-Funded Warrants have been duly authorized for issuance and, when issued and sold against payment therefor in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iv) the Warrant Shares have been duly authorized and, when issued and sold against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable; (v) the Pre-Funded Warrant Shares have been duly authorized and, when issued and sold against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable; (vi) the Placement Agent Warrants have been duly authorized for issuance and, when issued and delivered to the Placement Agent in accordance with the terms of the Placement Agent Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (vii) the Placement Agent Warrant Shares have been duly authorized for issuance and, when issued and sold against payment therefor in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and nonassessable.

The opinions in clauses (ii), (iii) and (vi) above are subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Our opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware and, as to the Warrants, Pre-Funded Warrants, and Placement Agent Warrants, constituting valid and binding obligations of the Company, the laws of the State of New York. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Company with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.

This opinion is rendered as of the date first written above, based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission and to the use of our name in the Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By:	/s/ Jennifer R. Minter
Jennifer R. Minter, Vice President- Opinions